United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 2975, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On March 15, 2010, the Board of Directors of NGP Capital Resources Company, a Maryland corporation (the "Company"), and the members of the Audit Committee of the Company's Board of Directors concluded that the Company should restate its financial statements for the years ended December 31, 2007 and 2008 (the "Financial Statements").

     The Company is currently in the process of finalizing its 2009 financial statements. The preparation of the restated financial statements will require an extension to the Company's normal reporting deadline of March 16, 2010. It is anticipated that the Company's 2009 Annual Report on Form 10-K (the "2009 Form 10-K"), which will restate the Financial Statements (and the unaudited selected quarterly financial data for each of the quarters in 2007, 2008 and the first three quarters in 2009), will be filed on or before the fifteenth calendar day following the prescribed due date of the Company's 2009 Form 10-K. In light of the restatement of the Financial Statements (and each of the quarters in 2007, 2008 and the first three quarters in 2009), readers should no longer rely on those previously issued Financial Statements.

     The determination to restate the Financial Statements was made in connection with management's assessment of accounting errors it discovered as part of a process to remediate a material weakness in internal controls previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Quarterly Reports on Form 10-Q in 2009. While the Company has taken steps to remediate the previously disclosed material weakness, the material weakness existed throughout the quarterly periods of 2009, and at December 31, 2009, the Company had not yet completed its assessment as to whether the material weakness had been fully remediated. The Company anticipates that it will complete its testing of the additional internal control processes designed to remediate the previously disclosed material weakness in 2010. The 2009 Form 10-K will contain full disclosures on the matters discussed below. The adjustments as outlined below are preliminary and subject to revision.

     The errors and consequent restatements described below principally involved non-cash accounting entries related to net deferred tax assets and liabilities that typically arise as a result of timing differences in tax and GAAP (book) accounting. Taxable Net Investment Income, which is the primary determinant of the Company's distributable income, has not been affected in any period by these restatements.

     The Company's assessment of certain identified accounting errors will result in the following adjustments to previously reported periods:

     1. In 2007, the Company failed to record deferred tax liabilities with respect to approximately $8.00 million in unrealized appreciation on an investment. As a result, the 2007 restatement will include the following changes to the Company's balance sheet at December 31, 2007: an increase in Net Deferred Tax Liabilities of approximately $2.89 million, an increase in Current Taxes Receivable of approximately $0.05 million, and a decrease in Total Stockholders' Equity (Net Assets) of approximately $2.84 million (or $0.16 per common share). Changes to the Company's Statement of Operations for the year ended December 31, 2007 will include an increase to the Provision for Income Taxes of approximately $2.84 million and a reduction of the Net Increase in Stockholders' Equity (Net Assets) Resulting from Operations of approximately $2.84 million (or $0.16 per common share).

     As a result of these changes, ratios for 2007 are affected as follows: Net Asset Value Return decreased from 11.97% to 10.72%; Total Operating Expenses/Average Net Assets decreased from 7.44% to 7.43%; Total Operating Expenses Less Management and Incentive Fees and Interest Expense/Average Net Assets decreased from 1.65% to 1.61%; Total Operating Expenses Less Management and Incentive Fees/Average Net Assets decreased from 4.65% to 4.62%; Net Investment Income/Average Net Assets decreased from 7.76% to 6.64%; and Net Increase (Decrease) in Net Assets Resulting From Operations/Average Net Assets decreased from 12.51% to 11.42%.

     2. In 2008, the Company realized a $13.29 million pre-tax gain on this same investment (as compared to the $8.00 million of unrealized appreciation previously recorded in 2007). The reversal of the previously unrecorded deferred tax liability in 2008 resulted in the incorrect recording of a net deferred tax asset of $3.6 million at year end 2008. Accordingly, the 2008 restatement will include the following changes to the Company's balance sheet at December 31, 2008: a reduction in Net Deferred Tax Assets of approximately $3.18 million, an increase in Current Taxes Receivable of approximately $0.19 million, and a decrease in Total Stockholders' Equity (Net Assets) of approximately $2.99 million (or $0.14 per common share). This will result in a change to the Company's Statement of Operations for the year ended December 31, 2008 to increase the Net Decrease in Stockholders' Equity (Net Assets) Resulting from Operations by approximately $0.14 million (or $0.01 per common share).

     As a result of these changes, ratios for 2008 are affected as follows: Net Asset Value Return decreased from -2.78% to -3.04%; Total Operating Expenses/Average Net Assets increased from 7.29% to 7.37%; Total Operating Expenses Less Management and Incentive Fees and Interest Expense/Average Net Assets increased from 1.77% to 1.79%; Total Operating Expenses Less Management and Incentive Fees/Average Net Assets increased from 4.35% to 4.40%; Net Investment Income/Average Net Assets decreased from 9.14% to 7.42%; and Net Increase (Decrease) in Net Assets Resulting From Operations/Average Net Assets decreased from -5.15% to -5.26%.

     The Audit Committee has discussed the matters mentioned herein with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

Item 7.01. Regulation FD Disclosure.

     On March 16, 2010, the Company issued a press release announcing the Company's intention to restate its financial statements. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

     The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d.	Exhibits.

99.1	Press Release dated March 16, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company
Date: March 16, 2010	By: /s/ STEPHEN K. GARDNER Stephen K. Gardner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 16, 2010.